Exhibit 10.3

MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the "Make Good Agreement"), dated effective as of June 16, 2010, is entered into by and among China Power Technology, Inc., a Nevada corporation (the "Company"), the Investors (as defined below), Honghai Zhang (the "Make Good Pledgor"), Sun Forever Limited as Investor agent (“Investor Agent”) and Escrow, LLC, as escrow agent ("Escrow Agent").

BACKGROUND

Each of the investors in the private offering of securities of the Company (the "Investors") has entered into a Securities Purchase Agreement, dated the date of this Agreement (the "Securities Purchase Agreement"), evidencing their participation in the Company's private offering (the "Offering") of securities. As an inducement to the Investors to participate in the Offering and as set forth in the Securities Purchase Agreement, the Make Good Pledgor has agreed to place certain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) owned by him into escrow for the benefit of the Investors in the event the Company fails to satisfy certain financial and other thresholds.

Pursuant to the requirements of the Securities Purchase Agreement, the Company and Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement. The Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement.

All capitalized terms used but not defined herein which are defined in the Securities Purchase Agreement shall have the respective meanings given to such terms in the Securities Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Make Good Pledgor and the Company hereby appoint Escrow Agent to act as Escrow Agent in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with such terms and conditions.

2. Establishment of Escrow. Within ten Trading Days following the Closing, the Make Good Pledgor shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing an aggregate of 5,000,000 shares of the Company’s Common Stock, as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions (the "Escrow Shares"), along with stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s Transfer Agent). As used in this Make Good Agreement, “Transfer Agent” means Globex Transfer LLC, or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Company to the Escrow Agent. The Make Good Pledgor understands and agrees that the Investors’ right to receive 2010 Make Good Shares and 2011 Make Good Shares (each as defined below) pursuant to this Make Good Agreement, and its right to receive Anti-dilution Shares, shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of the Shares it acquired under the Securities Purchase Agreement, and that each Investor shall have the right to assign its rights to receive all or any such 2010 Make Good Shares, 2011 Make Good Shares, and Anti-dilution Shares, to other Persons in conjunction with negotiated sales or transfers of any of its Shares (it being understood that such assignment will occur automatically in connection with any such transfer unless the transferor and transferee agree in writing otherwise). The Make Good Pledgor hereby irrevocably agrees that, other than in accordance with this Make Good Agreement, the Make Good Pledgor will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares). In furtherance thereof, the Company will (x) place a stop order on all Escrow Shares which shall expire on the date the Escrow Shares are delivered to the Investors or returned to the Make Good Pledgor, (y) notify the Transfer Agent in writing of the stop order and the restrictions on such Escrow Shares under this Make Good Agreement and direct the Transfer Agent not to process any attempts by any Make Good Pledgor to resell or transfer any Escrow Shares before the date the Escrow Shares that should be delivered to the Investors are delivered to the Investors or returned to the Make Good Pledgor, or otherwise in violation of this Make Good Agreement. The Company shall notify the Investors as soon as the 2010 Make Good Shares and 2011 Make Good Shares have been deposited with the Escrow Agent. Following delivery by the Make Good Pledgor of the Escrow Shares, the Make Good Pledgor shall not be required to deliver any additional securities or other property to the Escrow Agent or the Investors under any circumstances unless the Make Good Pledgor otherwise agrees in a separate written instrument.

3. Representations of Make Good Pledgor. The Make Good Pledgor (as to itself and its Escrowed Shares) hereby represents and warrants to the Investors as follows:

(i) All of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all Liens. Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company free and clear of all liens other than those imposed by US Federal Securities laws.

(ii) Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgor or such properties or assets, other than such breaches, defaults or Liens which would not have a material adverse effect taken as a whole.

(iii) The Make Good Pledgor has carefully considered and understands its obligations and rights under this Make Good Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving the Escrow Shares.

4.	Disbursement of Escrow Shares.

a.

In the event that the Earnings Per Share (as defined below) reported in the Annual Report of the Company for the fiscal year ending December 31, 2010, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) (the “2010 Annual Report”) is less than $0.50 per share on a fully diluted basis (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2010 Guaranteed EPS”), the Escrow Agent (on behalf of the Make Good Pledgor) will transfer the 2010 Make Good Shares to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the Securities Purchase Agreement) as specified in Exhibit A to this Agreement for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without any need for action or notice by or on behalf of any Investor. The “2010 Make Good Shares” means a number of Escrow Shares calculated as: 2010 Make Good Shares = [$10,000,000/(actual 2010 EPS×5.36)] – 3,703,704.

In the event that either (i) the Earnings Per Share (as defined below) reported in the Annual Report of the Company for the fiscal year ending December 31, 2011, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) (the “2011 Annual Report”) is less than $0.70 per share on a fully diluted basis (as equitably adjusted for any stock splits, stock combinations, stock dividends, stock options or similar equity-related transactions) (the “2011 Guaranteed EPS”), the Escrow Agent (on behalf of the Make Good Pledgor) will transfer the 2011 Make Good Shares to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the Securities Purchase Agreement) as specified in Exhibit A to this Agreement for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without any need for action or notice by or on behalf of any Investor. The “2011 Make Good Shares” means a number of Escrow Shares calculated as follows: 2011 Make Good Shares = [$10,000,000/(actual 2011 EPS×3.80)] – 3,703,704.

For purposes hereof, “After Tax Net Income” shall mean the Company’s income after taxes for the fiscal year ending December 31, 2010 or December 31, 2011 (as applicable) in each case determined in accordance with GAAP as reported in the 2010 Annual Report or 2011 Annual Report (as applicable). Extraordinary gains or losses or non-recurring gains or losses shall not be included in determining whether any of the 2010 Guaranteed EPS and 2011 Guaranteed EPS have been achieved. For purposes hereof, “Earnings Per Share” shall mean the Company’s After Tax Net Income (for the relevant fiscal year) divided by the weighted average number of shares of Common Stock of the Company outstanding during the calculation period, calculated on a fully diluted basis.

Any transfer of the 2010 Make Good Shares and the 2011 Make Good Shares under this Section shall be made to the Investors or the Make Good Pledgor, as applicable, within 10 Business Days after the date which the 2010 Annual Report, or 2011 Annual Report, as applicable, is filed with the Commission and otherwise in accordance with this Make Good Agreement subject to return as provided in the immediately preceding paragraph and, in the event that any of the 2010 Make Good Shares, or 2011 Make Good Shares are required to be distributed to the Investors in accordance with the terms of this Agreement, the Escrow Agent will deliver such shares to the Investors in accordance with Exhibit A. The Investor Agent will deliver to the Escrow Agent (with a copy to the Company) a copy of the 2010 Annual Report and 2011 Annual Report, together with the calculation of whether the 2010 Guaranteed EPS or 2011 Guaranteed EPS (as applicable) has been achieved. Escrow Agent need only rely on such letters from Investor Agent and will disregard any contrary or further calculations or instructions in such regard delivered by or on behalf of the Company.

b.

Pursuant to Section 4(a), if the Investor Agent delivers a notice to the Escrow Agent that Escrow Shares are to be transferred to the Investors, then the Escrow Agent shall immediately forward either the 2010 Make Good Shares or the 2011 Make Good Shares, as the case may be, to the Company’s Transfer Agent for reissuance to the Investors in an amount to each Investor as set forth on Exhibit A attached hereto and otherwise in accordance with this Make Good Agreement. The Company covenants and agrees that upon any transfer of the 2010 Make Good Shares or the 2011 Make Good Shares to the Investors in accordance with this Make Good Agreement, the Company shall promptly instruct its Transfer Agent to reissue such the 2010 Make Good Shares or the 2011 Make Good Shares in the applicable Investor’s name and deliver the same, or cause the same to be delivered as directed by such Investor in an amount to each Investor as set forth on Exhibit A attached hereto. If the Company does not promptly provide such instructions to the Transfer Agent of the Company, then the Investor Agent is hereby irrevocably authorized and directed by the Company to give such re-issuance instruction to the Transfer Agent of the Company.

c.

The Company and Make Good Pledgor covenant and agree to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for each Investor. The Company, Make Good Pledgor and the Investors understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

d.

If any transfer of the 2010 Make Good Shares or the 2011 Make Good Shares shall be made to the Investors, the rights of the Investor Agent under this Section 4 shall terminate upon the completion of transferring the 2010  Make Good Shares and 2011 Make Good Shares to the Investors.

5. Anti-dilution Shares.

a.

If in connection with any financing transaction in which the Company sells Common Stock or Common Stock Equivalents, including, without limitation a Qualified Public Offering (an “Equity Financing”), the gross sales price per share of common stock (or Common Stock Equivalent) sold in the Equity Financing (the “Financing Price Per Share”) is less than $5.40 (as appropriately adjusted for any stock split, stock combination, recapitalization or similar transaction) (the “Trigger Price”), then the Investor Agent shall notify the Escrow Agent to release (and the Escrow Agent shall release within ten (10) Business Days) to the Investors on a pro rata basis, for no additional consideration, up to that number of Escrow Shares (such shares being the “Anti-dilution Shares”) as is equal to

$10,000,000/(Financing Price Per Share/2) – 3,703,704

If the Financing Price Per Share equals or exceeds the Trigger Price, then the Investors shall not be entitled to any Anti-dilution Shares, but the Escrow Shares shall remain in Escrow unless and until they are to be released in accordance with the other provisions of this Agreement.

b.

If the Financing Price Per Share is less than the Trigger Price, then on or before the second Business Day following the Equity Financing, the Company shall give to the Investors a notice (the “Financing Notice”), setting forth the Financing Price Per Share, a statement as to the adjustment to be made pursuant to this Section 5 and the number of Anti-dilution Shares to be delivered to the Investors in accordance with this Section 5. The Company shall deliver to the Investors a certificate evidencing the appropriate number of Anti-dilution Shares deliverable to the Investors as a result of this Section 5 within 5 Business Days following the Equity Financing.

c.

The rights of the Investors under this Section 5 shall automatically terminate upon the occurrence of the Closing of a Qualified Public Offering in which it raises gross proceeds of at least $50 million at a price per share of no less than $5.40 (but following the delivery to the Investors of the appropriate number of Escrow Shares, if any, pursuant to the operation of this Section 5 in connection with such Qualified Public Offering).

6. Notice of Filings. The Company agrees to promptly provide the Investors with written notice of the filing with the Commission of any financial statements or reports referenced herein.

7. Escrow Shares. If any Escrow Shares are deliverable to the Investors in accordance with this Make Good Agreement, (i) Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from Make Good Pledgor to the Investors, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent may promptly reissue such Escrow Shares in the applicable Investor’s name and delivers the same as provided herein or otherwise directed in writing by the applicable Investors. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the Securities Purchase Agreement and in accordance with this Make Good Agreement, (i) any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by Make Good Pledgor and (ii) should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgor and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgor. Assuming the Make Good Pledgor provides good and valid title to the Escrow Shares to be transferred and delivered on behalf of the Make Good Pledgor to the Investors hereunder, free and clear of all liens, encumbrances, equities or claims, the Escrow Agent will ensure that upon delivery of the Escrow Shares, good and valid title to the Escrow Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Investors. The Escrow Agent shall not take any action which could impair Investors’ rights in the Escrow Shares. The Escrow Agent shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Escrow Shares prior to the termination of this Agreement.

5

If the number of shares of Common Stock required to be delivered to the Investors hereunder exceeds the number of Escrow Shares, then the Lead Investor shall notify the Make Good Pledgor of such fact in writing and upon such notification, the Make Good Pledgor shall promptly deposit into escrow hereunder an additional 3,000,000 shares of Common Stock held by the Make Good Pledgor. Under no circumstances shall the Make Good Pledgor be required to deposit more than an additional 3,000,000 shares into escrow hereunder.

In the event that the rights of the Investor Agent under Section 4 and the rights of the Investors under Section 5 of this Agreement all terminate, the Investor Agent shall give a notice to Escrow Agent, which indicates that the rest of Escrow Shares are to be returned to the Make Good Pledgor, then the Escrow Agent will promptly deliver the rest amount of the Escrow Shares at Escrow Agent thereof to the Make Good Pledgor in accordance with instructions provided by the Make Good Pledgor at such time.

8. Interpleader. Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or the Investor Agent shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or the Investor Agent are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or the Investor Agent. If Escrow Agent or the Investor Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of

New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and the Investor Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

9. Exculpation and Indemnification of Escrow Agent and the Investor Agent.

a.

Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. The Investor Agent’s sole obligation under this Make Good Agreement is to provide written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrow Shares. The Investor Agent will provide such written instructions upon review of the relevant After Tax Net Income and Earnings Per Share amount reported in such periodic financial reports as specified in Section 4 hereof. The Investor Agent is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto. In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person in connection with such financial reports of the Company, the Investor Agent shall have no obligation or liability to any party hereunder.

b.

Neither the Escrow Agent nor Investor Agent will be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. The Escrow Agent and Investor Agent may each rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent or Investor Agent, as applicable), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent or Investor Agent, as applicable, to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent and Investor Agent, as the case may be, hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

7

NEITHER THE ESCROW AGENT NOR INVESTOR AGENT SHALL BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S OR INVESTOR AGENT'S, AS THE CASE MAY BE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT OR INVESTOR AGENT, AS APPLICABLE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

c.

The Company and each Make Good Pledgor each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, the Investor Agent and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or the Investor Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or the Investor Agent hereunder; except, that if Escrow Agent or the Investor Agent is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent or the Investor Agent, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent or the Investor Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or the Investor Agent, as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

10. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld. 11. Resignation of Escrow Agent. At any time, upon ten (10) Business Days' written notice to the Company and the Investors, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-Business Day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent shall deposit the Escrow Shares as directed by the Investor Agent with the understanding that such Escrow Shares will continue to be subject to the provisions of this Make Good Agreement.

12. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

13. Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

14. Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only following the prior written consent of Investors holding a majority of the Shares issued at Closing under the Securities Purchase Agreement. This Make Good Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the prior consent of the Company and the Investor Agent. This Make Good Agreement and the rights and obligations hereunder of the Make Good Pledgor may not be assigned by any Make Good Pledgor. Subject to the requirements under federal and state securities laws, an Investor may assign its rights under this Make Good Agreement without any consent from any other party. This Make Good Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, the Make Good Pledgor and the Investor Agent (upon consent of the Investors holding a majority of the Shares issued at Closing under the Securities Purchase Agreement). This Make Good Agreement is binding upon and intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Make Good Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement.

16. Applicable Law. This Make Good Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Make Good Agreement shall survive the execution and delivery hereof and any investigations made by any party. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Make Good Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any such proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Make Good Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

18. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

19. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY:

CHINA POWER TECHNOLOGY, INC.

By: /s/ Hongshai Zhang
Name: Honghai Zhang
Title: Chief Executive Officer

Address:   No. 12 Gongyuan Road
                   Kaifeng, Henan Province
                   China 475002

Facsimile: 86-378-299-6111
Attn.: Honghai Zhang

MAKE GOOD PLEDGOR:

Honghai Zhang

By: /s/ Hongshai Zhang

Facsimile: 86-378-299-6111
Attn.: Honghai Zhang

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK -
SIGNATURE PAGE FOR OTHER PARTIES FOLLOWS]

[Signature page to Make Good Escrow Agreement]

ESCROW AGENT:

ESCROW, LLC, as Escrow Agent

By:/s/ Johnnie L. Zarecor
Name: Johnnie L. Zarecor
Title: Vice President

Address:  360 Main St.,
                  Washington, VA 22747

Facsimile: (540) 347-2291
Attn.:

SUN FOREVER LIMITED as Investor Agent

By: /s/ Kevin Wang
Name: Kevin Wang
Title: Managing Partner

Address: Room 1303, BEA Finance Tower, 66
                  Haanyauanshiqiao Road, Pudong,
                  Shanghai 200120

Facsimile: +86 21 33830040
Attn.: Edwin Xi

INVESTORS:

Palm Springs International Holdings Limited

By: /s/ Ming Xu
Name: Ming Xu
Title: Director

Address: Unit 503, 5/F Silverwood
                  Tower 2, 30 Canton Road, Tsinshatsui,
                  Kowhua, HK

Facsimile:
Attn.:

Giant Idea Limited

By: /s/ Sha Chen
Name: Sha Chen
Title: Director

Address: Unit 2209 22/F, Wu Chung
                  House, 213 Queen’s Road, East
                 Wanchai, HK

Facsimile:
Attn.:

[Signature page to Make Good Escrow Agreement]

Exhibit A

ESCROW SHARES TO BE ISSUED TO INVESTORS

Investor’s Legal	Investor’s	Make Good	Make Good	Anti-Dilution
Name	Investment	(2010)	(2011)	Shares
	Amount

Exhibit B

ESCROW AGENT FEE SCHEDULE

Documentation Fee: $4,000.00
Delivery Fee: $500.00

Total Fees: $4,500.00